Exhibit 10.1

UNITS PURCHASE AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into as of the __ day of October, 2007 by and between ELLIOTT BROIDY, RICHARD SELBY, JAMES H. ZUKIN, BRADLEY H. MINDLIN, LARS HENS, MATAN CASPY, NORMAN F. SIEGEL, Trustee of the Norman F. Siegel Living Trust dated July 26, 2005, as amended, BRADLEY H. MINDLIN, Trustee of the Broidy Siblings United Trust FBO Rachel Golda Broidy, BRADLEY H. MINDLIN, Trustee of the Broidy Siblings United Trust FBO Lauren Hannah Broidy, and BRADLEY H. MINDLIN, Trustee of the Broidy Siblings United Trust FBO Nathaniel David Broidy (hereinafter collectively referred to as “Buyer” or “Buyers”) and GABRIEL TECHNOLOGIES CORPORATION, a Delaware corporation (“Seller”).  The parties to this Agreement are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, Seller is the owner of Nine Thousand Three Hundred and Sixty Eight (9,368) of the Class A Membership Units (each individually a “Unit” and collectively the “Units”) of Resilent, LLC, a Nebraska limited liability company, (the “Company”).

WHEREAS, Buyer has agreed to purchase, in the percentages as set forth on Exhibit “A”,  and Seller has agreed to sell the Units, as more particularly set forth herein, at a total purchase price of $40 per Unit; and

WHEREAS, the Parties to this Agreement desire to memorialize their respective rights and obligations in connection with said purchase and sale in this written instrument.

NOW THEREFORE, in consideration of the foregoing, and the mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:

1.           Purchase and Sale of Units.

Buyer agrees to purchase and Seller agrees to sell to Buyer the Units, subject to the remaining terms and provisions of this Agreement.

2.           Purchase Price and Manner of Payment.

In consideration of the foregoing purchase and sale, Buyer agrees to pay to Seller Forty Dollars ($40) per Unit, or a total sum of Three Hundred Seventy Four Thousand Seven Hundred and Twenty Dollars ($374,720) as the purchase price for the Units (the “Purchase Price”).  The Purchase Price shall be paid in accordance with Section 11 of this Agreement and subject to the provisions of Section 8 of this Agreement.

3.           Closing Date.

It is specifically understood and agreed that the effective date of this Agreement shall be as of the date of closing of the transactions contemplated hereby (the “Closing Date”) as more fully described in Section 11 of this Agreement.  The Parties agree that all equitable right, title and interest in and to the Units shall pass to Buyer as of the Closing Date even though a change in record title may not be accomplished until a later date.  The Parties agree to take all steps as may be necessary and appropriate in order to accomplish the transfer of legal title to the Units and consummate the other portions of this Agreement as expeditiously as possible.  The Closing Date shall be on or before October 10, 2007 and shall occur in the offices of Buyer’s counsel, Lamson, Dugan and Murray, LLP, 10306 Regency Parkway Drive, Omaha, Nebraska, 68114.

4.           Representations, Warranties and Covenants of Seller.

Seller represents, warrants and covenants to Buyer as follows, each of which shall be true and correct as of the date of this Agreement and as of the Closing Date:

(a)	Seller has sole and exclusive ownership of all of the Units. There are no judgments, liens, or other encumbrances upon the Units except as set forth on Schedule 4(a).

(b)
Seller has carefully reviewed the transactions contemplated by this Agreement.  After reviewing and discussing the matter, Seller’s Board of Directors has agreed that it is in the best interests of Seller to enter into this Agreement.  A true and correct copy of the Resolution of Seller’s Board of Directors approving and authorizing Seller to enter into this Agreement is attached hereto as Exhibit “B”.

(c)	Seller has all requisite power and authority to enter into this Agreement, to sell the Units hereunder and to carry out and perform its other obligations under the terms of this Agreement.

(d)
This Agreement has been duly executed and delivered by Seller and constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms.  Seller is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any authority or person in order for the Parties to consummate the transactions contemplated by this Agreement.  All corporate actions on the part of Seller and any applicable third party necessary for the purchase and sale of the Units hereunder have been taken.

(e)
Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated herein will violate any provision of the Articles of Incorporation, Bylaws or any other agreement or instrument to which Seller is a party, or to which the Units are subject.

(f)
No authorization, approval or consent of any court or governmental instrumentality is or will be necessary in order to make the execution and delivery of this Agreement or the consummation of the transaction contemplated herein legally enforceable against Seller.

(g)
Seller has good and marketable title to the Units and, as of the Effective Date, will transfer and convey same to Buyer free and clear of all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, rights of first refusal or first offer, claims, transfer restrictions, liens, security interests and other encumbrances of every kind or nature whatsoever, other than those items listed on Schedule 4(a), whether arising by agreement, operation of law or otherwise, except those imposed by this Agreement or securities laws generally.

(h)
Seller has had the opportunity to receive all information deemed necessary by Seller in order to evaluate the fairness of the terms of this Agreement. Seller acknowledges that Seller has had representation on the Board of Directors of the Company and has thorough knowledge of the financial condition and operations of the Company.

(i)
Seller has had ample opportunity to consult with an attorney, accountant and investment advisor of Seller’s choice to advise Seller regarding the legal, tax and financial aspects of the sale contemplated by this Agreement.

5.           Representations, Warranties and Covenants of Buyer.

Buyer represents, warrants and covenants to Seller as follows, each of which shall be true and correct as of the date of this Agreement and as of the Closing Date:

(a)	Buyer has the power and authority to execute and deliver this Agreement and to consummate the various transactions contemplated herein.

(b)
No authorization, approval or consent of any court or governmental instrumentality is or will be necessary in order to make the execution and delivery of this Agreement or the consummation of the transaction contemplated herein legally enforceable against Buyer.

(c)	This Agreement has been duly executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms.

(d)
Buyer has had the opportunity to receive all information deemed necessary by Buyer in order to evaluate the fairness of the terms of this Agreement.  Buyer acknowledges that Buyer has had representation on the Board of Directors of the Company and has thorough knowledge of the financial condition and operations of the Company.

(e)
Buyer has had ample opportunity to consult with an attorney, accountant and investment advisor of Buyer’s choice to advise Buyer regarding the legal, tax and financial aspects of the sale contemplated by this Agreement.

6.           Survival of Representations, Warranties and Covenants.

The representations, warranties and covenants set forth in this Agreement shall survive the Closing Date of this Agreement.

7.           Conditions Precedent to Seller’s Obligations.

The obligations of Seller pursuant to this Agreement are subject to the fulfillment and satisfaction, as of the Closing Date of this Agreement, of each of the conditions set forth below:

(a)	The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date of this Agreement.

(b)	Buyer shall have performed and complied with all covenants, agreements and conditions required by this Agreement.

8.	Conditions Precedent to Buyer’s Obligations.

The obligations of Buyer pursuant to this Agreement are subject to the fulfillment and satisfaction, as of the Closing Date of this Agreement, of each of the conditions set forth below:

(a)	The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date of this Agreement.

(b)	Seller shall have performed and complied with all covenants, agreements and conditions required by this Agreement.

9.	Closing.

Closing of this Agreement and the transactions contemplated hereunder shall occur contemporaneously with the execution and delivery of this Agreement by the Parties (“Closing”) as of the Effective Date.

10.        Agent Fee.

In consideration of the services rendered by Pali Capital, Inc. (the “Agent”), in connection with the Purchase of the Units, the Seller agrees to pay Agent a cash fee equal to 7.00% of the Purchase Price (the “Agent Fee”) on the Closing Date.

11.	Occurrences at Closing; Purchase Price.

(a)	Closing of this Agreement and the transactions contemplated hereunder shall occur contemporaneously with the execution and delivery of this Agreement by the Parties (“Closing”) as of the Closing Date.

(b)	Seller shall endorse in blank with a duly executed power of attorney, the certificate or certificates representing the Units and deliver same to Buyer for reissuance.

(c)         Buyer shall tender the Purchase Price at Closing as follows:

(1)	Buyer shall pay to Agent the Agent Fee ($26,230.40) in cash or other immediately available funds, as payment in full thereof; and

(2)
Buyer shall pay the balance of the Purchase Price, $374,720 less the payment made according to subsection 1 of this Section 11(c), in cash or other immediately available funds to an escrow account with Lamson, Dugan and Murray, LLP (the “Escrow Agent”) in accordance with the escrow agreement attached hereto as Exhibit “C” (the “Escrow Agreement”). The Escrow Agent, upon receipt of documents set forth in Section 11(b), shall disperse the Purchase Price in accordance with the terms of the Escrow Agreement in the following order:

(i)         Escrow Agent shall disperse to Brad Mindlin the principal balance of Seventy-five Thousand Dollars ($75,000.00), together with accrued interest through the Closing Date, pursuant to a promissory note issued to Brad Mindlin from Seller as directed in writing delivered to the Escrow Agent signed by Seller and Brad Mindlin.

(ii)         Escrow Agent shall disperse to Matt Gohd the principal balance of Fifty Thousand Dollars ($50,000.00), together with accrued interest through the Closing Date, pursuant to a promissory note issued to Matt Gohd from Seller as directed in writing delivered to the Escrow Agent signed by Seller and Matt Gohd.

(iii)                   Escrow Agent shall disperse to Seller the balance of the Purchase Price, $374,720 less the payment made according to subsection 1 of this Section 11(c) and less the payments made according to subparagraphs (i) and (ii) of subsection 2 of this Section 11(c).

12.           Voting Rights, Etc.

All voting power, rights to dividends and other financial interests in the Units held by Seller shall terminate on the Closing Date of this Agreement, and shall thereupon vest in Buyer.

13.           Further Assurances.

Seller agrees to reasonably cooperate with Buyer and the other Unit holders of the Company following the Closing in order to execute and deliver such other documents which may be required to vest record title of the Units in Buyer, and to have the appropriate entries made on the ownership register of the Company to record the transfer.

14.           Assignment.

This Agreement and any rights or duties hereunder may not be assigned by Buyer or Seller without the express prior written consent of the other Party.

15.           Binding Effect.

This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

16.           Entire Agreement; Modifications.

This Agreement contains and constitutes the entire understanding between the Parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement.  Neither this Agreement, nor any term or provision hereof, may be modified or amended except by an instrument in writing signed by the Party against whom such a modification or amendment is sought to be enforced.

17.           Headings.

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof.

18.           Governing Law.

All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the Parties hereto shall be governed by the laws of the State of Nebraska.

19.           Counterparts; Signatures.

This Agreement may be executed in counterparts, each of which shall constitute a valid original of a single instrument.  Facsimile, copied and digitally-imaged signatures shall be deemed originals.

IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed and delivered as of the ___ day of October, 2007.

SELLER:	GABRIEL TECHNOLOGIES CORPORATION, a Delaware corporation

By: ______________________________________
Ron Gillum, President

BUYERS:

_________________________________________ Elliott Broidy	_________________________________________ Richard Selby

_________________________________________ Bradley H. Mindlin	_________________________________________ Lars Hens

_________________________________________ James H. Zukin	_________________________________________ Matan Caspy

_________________________________________ Norman F. Siegel, Trustee of the Norman F. Siegel Living Trust dated July 26, 2005	_________________________________________ Bradley H. Mindlin, Trustee of the Broidy Siblings United Trust FBO Rachel Golda Broidy

_________________________________________ Bradley H. Mindlin, Trustee of the Broidy Siblings United Trust FBO Lauren Hannah Broidy	_________________________________________ Bradley H. Mindlin, Trustee of the Broidy Siblings United Trust FBO Nathaniel David Broidy